EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report of Wells Real Estate Fund XII, L.P. (the “Registrant”) on Form 10-Q for the three month period ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Leo F. Wells, III, Chief Executive Officer of the corporate general partner of one of the General Partners of the Registrant, and Douglas P. Williams, Chief Financial Officer of the corporate general partner of one of the General Partners of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III Chief Executive Officer August 8, 2003

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams Chief Financial Officer August 8, 2003